UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2008, Univision Communications Inc. (the “Company”) borrowed $700.0 million from its seven year, $750.0 million bank senior secured revolving credit facility. The borrowing will be at LIBOR plus an applicable margin. Although the Company has no immediate needs for additional liquidity, in light of current financial market conditions, the Company drew on the facility to provide it with greater financial flexibility. After giving effect to outstanding letters of credit, the Company has approximately $18.0 million remaining under the senior secured revolving credit facility available for letters of credit and other general corporate purposes. The Company may potentially use a portion of the borrowing (which cannot exceed $250.0 million), to pay down its $500.0 million bank second-lien asset sale bridge loan due March 29, 2009. The cash proceeds of the borrowing will be maintained in highly liquid short-term investments.

In addition, the Company has initiated a borrowing of $250.0 million from its 7.5 year, $450.0 million bank senior secured delayed draw term loan facility, which is available to prepay or repay the Company’s senior notes due October 2008. The Company intends to use the borrowing to prepay the Company’s senior notes due October 2008 before their maturity date. After the draw down, there is no remaining credit available under the senior secured delayed draw term loan facility, as the Company previously borrowed $200.0 million under such facility to redeem its senior notes that matured in 2007. The Company anticipates receipt of the cash proceeds on April 9, 2008.

The senior secured revolving credit facility and the senior secured delayed draw term loan facility are provided under a credit agreement dated as of March 29, 2007, among the Company and Univision of Puerto Rico Inc., as borrowers, the lenders from time to time party thereto, and Deutsche Bank AG New York Branch as administrative agent and collateral agent (the “Credit Agreement”). The details of these senior secured credit facilities and the Credit Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 4, 2007, and are incorporated by reference herein.

The foregoing description of the senior secured revolving credit facility and the senior secured delayed draw term loan facility are qualified in their entirety by reference to the complete copy of the Credit Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2007, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.

Date: April 8, 2008	By:	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Corporate Controller and Chief Accounting Officer